                                                                   EXHIBIT 23(c)

                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 33-58317, 33-58317-01 and 33-58317-02) (the "Registration Statement") of American General Corporation, American General Delaware, L.L.C. and American General Capital, L.L.C. of our report, which includes an explanatory paragraph for certain changes in accounting principles, dated February 1, 1994, except for Note 13 as to which the date is January 30, 1995, on our audit of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1993, and for the year then ended, which report is included in the Form 8-K of American General Corporation dated February 14, 1995, and of our report, which includes an explanatory paragraph for certain changes in accounting principles, dated February 1, 1995, on our audits of the consolidated financial statements of American Franklin Company and Subsidiaries as of December 31, 1994 and 1993, and for the years ended December 31, 1994 and 1993, which report is included in the Form 8-K of American General Corporation dated April 14, 1995. We also consent to the references to our Firm under the caption "Experts" in the Registration Statement.

                                        COOPERS & LYBRAND L.L.P.

Chicago, Illinois
April 21, 1995